Exhibit 3.1

CERTIFICATE OF CORPORATE DOMESTICATION

OF NICHOLAS FINANCIAL, INC.

The undersigned, presently a corporation organized and existing under the laws of British Columbia, Canada, for the purposes of domesticating under the Delaware General Corporation Law (the “DGCL”), does certify as of April 18, 2024 that:

1.
The corporation (hereinafter called the “Corporation”) was first formed, incorporated, or otherwise came into being on July 28, 1986 under the provincial laws of British Columbia, Canada with the name “Nicholas Data Services Ltd.” which was subsequently changed to “Nicholas Financial, Inc.” on August 9, 1993.
2.
The name of the Corporation immediately prior to the filing of this certificate of corporate domestication was Nicholas Financial, Inc.
3.
The name of the Corporation as set forth in its certificate of incorporation filed or to be filed in accordance with the DGCL is Nicholas Financial, Inc.
4.
The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the Corporation, or other equivalent thereto under applicable law immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of the DGCL is British Columbia, Canada.
5.
The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Corporation and the conduct of its business or by applicable non-Delaware law, as appropriate.
6.
A plan of domestication has been adopted in accordance with subsection (l) of Section 388 of the DGCL, all provisions of the plan of domestication have been approved prior to the effectiveness of this certificate in accordance with all applicable non-United States law, including any approval required under non-United States law for the authorization of the type of corporate action specified in the plan of domestication.

[Signature page follows]

IN WITNESS WHEREOF, the corporation has caused this Certificate to be executed by its duly authorized officer as of the date first written above.

NICHOLAS FINANCIAL, INC.,

A British Columbia, Canada

corporation

By: /s/ Irina Nashtatik

Irina Nashtatik,

its Chief Financial Officer